Exhibit 99.1

Therapeutics Announces First Quarter 2022 Financial Results and Provides
Corporate Update

─Company to Host Conference Call for Investors Today, May 12 at 8:00 am ET─

TEL AVIV, Israel, May 12, 2022 -- Chemomab Therapeutics, Ltd. (Nasdaq: CMMB), a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need, today announced financial and operating results for the first quarter ended March 31, 2022 and provided a corporate update.

“During the quarter we continued to make good progress in refining and implementing revisions to our CM-101 clinical program aimed at decreasing overall development risk, maximizing the clinical data obtained to facilitate clinical decision-making, and generating critical data to support advancement to registration trials,” said Dale Pfost, PhD, Chief Executive Officer of Chemomab. “We are expanding our efforts in primary sclerosing cholangitis (PSC) with an enlarged clinical trial that is recruiting patients from new sites in the U.S. and Europe, while adding an important dose finding component and an open-label extension. We will be performing an interim analysis of the currently enrolling dose cohort in the PSC study to assess safety and to confirm the planned sample sizes for the CM-101 dose cohorts. This planned interim read-out is expected late this year.”

Dr. Pfost added, “In systemic sclerosis (SSc), we expect the revised Phase 2 trial design to enable an expedited path to proof-of-concept data, and, importantly, to provide additional information on CM-101’s activity in modifying the skin, lung and vascular pathophysiology seen in SSc patients. We are designing this trial with the assistance of key SSc opinion leaders and are on track to launch the trial by the end of the year. I am also pleased to report that we have now completed enrollment in our Phase 2 safety, pharmacokinetic and biomarker liver fibrosis study, with final readouts expected near year’s end. We continue to use our capital efficiently and look forward to providing further details on our progress with the PSC and SSc Phase 2 trials this summer.”

Recent Highlights:

•
Named Jack Lawler Vice President of Global Clinical Development Operations. Mr. Lawler, who is based in the U.S., brings the company more than 20 years of diverse global clinical drug development experience.

•
Chief Scientific Officer Dr. Adi Mor presented "Blocking CCL24, a novel target regulating inflammation fibrosis and endothelial damage, shows promising potential as treatment for Systemic Sclerosis" at the biennial International Rheumatology Conference in Israel. Study data from experimental models and patient samples demonstrated that CCL24, the target for CM-101, is overexpressed in skin and serum samples of diffuse SSc patients compared to healthy individuals. CCL24 levels also correlated with fibrotic biomarkers and disease progression. In an experimental mouse model of SSc, CM-101 profoundly reduced skin and lung fibrosis.

•
Professor Francesco Del Galdo of the University of Leeds presented "CCL24 as a Marker of Worse Prognosis in diffuse cutaneous SSc: a Promising Novel Biological Target" at the 7th Systemic Sclerosis World Congress. Professor Del Galdo's findings support the role of CCL24 as a potential therapeutic target, demonstrating elevated serum levels of CCL24 in diffuse cutaneous SSc patients. High CCL24 serum levels were correlated with disease activity and worse prognosis as reflected by high fibrotic activity and deterioration of lung function over time in a longitudinal patient cohort.

•	Participated in the 32nd Annual Oppenheimer Healthcare Conference

•
At the Cantor Fitzgerald Rare Orphan Disease Summit, Dr. Adi Mor described how Chemomab’s CM-101 “pipeline in a product” strategy offers important synergies and efficiencies in the drug development process.

First Quarter 2022 Financial Highlights

◾	Cash Position: Cash and cash equivalents were $57.5 million as of March 31, 2022, compared to $61.2 million as of December 31, 2021.

◾	Research and Development (R&D) Expenses: R&D expenses were $2.7 million for the first quarter ended March 31, 2022, compared to $1.2 million for the same quarter in 2021.

◾
General and Administrative (G&A) Expenses: G&A expenses were $2.6 million for the first quarter ended March 31, 2022, compared to $0.5 million for the same quarter in 2021. The current quarter figure includes a $0.9 million non-cash stock-based compensation payment.

◾
Net Loss: Net loss was $5.1 million, or a net loss of $0.02 per basic and diluted share, for the first quarter ended March 31, 2022, compared to $1.7 million, or a net loss of $0.01 per basic and diluted share, for the quarter ended March 31, 2021.  The weighted average number of Ordinary Shares outstanding, basic and diluted were 228,090,300 (equal to 11,404,515 American Depository Shares) and 156,751,771 (equal to 7,837,589 American Depository Shares) for the quarters ended March 31, 2022, and March 31, 2021, respectively.

For further details on the company’s financial results for the quarter ended March 31, 2022, refer to the Form 10-Q, which will be filed with the SEC today, May 12, 2022.

Conference Call
Chemomab management will host a conference call for investors today, Thursday, May 12, 2022, beginning at 8:00 a.m. Eastern Time to discuss these results and answer questions.  Shareholders and other interested parties may participate in the conference call by clicking this Webcast link to access the live webcast or replay, or by dialing 877-407-9208 (in the U.S.) or 201-493-6784 (outside the U.S. and in Israel) and entering passcode 13728593. Ask for the Chemomab conference call. The call also will be webcast live on the company’s website at https://investors.chemomab.com/events

A replay of the call will be available on the company website for 90 days at www.chemomab.com.

About Chemomab Therapeutics Ltd.
Chemomab is a clinical-stage biotechnology company focusing on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases. It is currently in Phase 2 trials for primary sclerosing cholangitis and liver fibrosis, with a Phase 2 trial in systemic sclerosis expected to begin in late 2022.

For more information on Chemomab, visit chemomab.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: risks related to Chemomab’s ability to effectively implement the revised clinical strategy and its ability to achieve the anticipated results; risks related to the projections and associated benefits in pursuing the contemplated changes to the clinical strategy; risks associated with the ongoing transitions of certain of our executive officers, including Chemomab’s new Chief Executive Officer; the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates, focusing on  CM-101; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials including any potential delays associated with Chemomab’s contemplated revised clinical strategy; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except to the extent required by applicable law.

Contacts:

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1 917-734-7387
ir@chemomab.com

Chemomab Therapeutics:
Barbara Lindheim
Consulting Vice President
Investor & Public Relations,
Strategic Communications
Phone: +1 917-355-9234
barbara@chemomab.com

Condensed Consolidated Balance Sheets

In USD thousands (except share amounts)

	March 31,	December 31,
	2022	2021
Assets	Unaudited	Audited

Current assets
Cash and cash equivalents	13,827	15,186
Short term bank deposits	43,579	45,975
Other receivables and prepaid expenses	1,934	1,527

Total current assets	59,340	62,688

Non-current assets
Long term prepaid expenses	864	908
Property and equipment, net	358	357
Restricted cash	85	55
Operating lease right-of-use assets	309	345
Total non-current assets	1,616	1,665

Total assets	60,956	64,353

Current liabilities
Trade payables	1,487	1,336
Accrued expenses	1,248	555
Employee and related expenses	666	653
Operating lease liabilities	116	106

Total current liabilities	3,517	2,650

Non-current liabilities
Operating lease liabilities - long term	203	237

Total non-current liabilities	203	237

Commitments and contingent liabilities

Total liabilities	3,720	2,887

Shareholders' equity

Ordinary shares no par value - Authorized: 650,000,000 shares as of March 31, 2022 and as of December 31, 2021;	-	-
Issued and outstanding: 228,090,300 ordinary shares as of March 31, 2022 and as of December 31, 2021	-	-

Additional paid in capital	98,513	97,639
Accumulated deficit	(41,277)	(36,173)

Total shareholders’ equity	57,236	61,466
Total liabilities and shareholders’ equity	60,956	64,353

Condensed Consolidated Interim Statements of Operations (Unaudited)

In USD thousands

	Three months	Three months
	Ended	Ended
	March 31,	March 31,
	2022	2021

Operating expenses

Research and development	2,745	1,157

General and administrative	2,575	542

Total operating expenses	5,320	1,699

Financing expenses (income), net	(216)	5

Net loss for the period	5,104	1,704

Basic and diluted loss per Ordinary Share*	0.022	0.011

Weighted average number of Ordinary Shares outstanding, basic, and diluted*	228,090,300	156,751,771

* Number of shares has been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer’s shareholders in the reverse recapitalization transaction.